As filed with the Securities and Exchange Commission on August 15, 2008
Registration No. 333-144818

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIVEWORLD, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0426524
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4340 Stevens Creek Boulevard
Suite 101
San Jose, California 95129
(Address, including zip code, of Registrant’s principal executive offices)

1996 STOCK OPTION PLAN
1999 DIRECTOR OPTION PLAN
2007 STOCK PLAN
(Full titles of the plans)

Peter H. Friedman
President and Chief Executive Officer
LiveWorld, Inc.
4340 Stevens Creek Boulevard
Suite 101
San Jose, California 95129
(408) 871-5200
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Page Mailliard, Esq.
John B. Turner, Esq.
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, California 94304-1050
(650) 493-9300

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES
     Pursuant to a Form S-8 registration statement (File No. 333-144818) (the “Registration Statement”) filed with the Securities and Exchange Commission on July 24, 2007, LiveWorld, Inc. (the “Company”) registered shares of common stock, par value $0.001 per share (the “Shares”), to be offered pursuant to the LiveWorld, Inc. 1996 Stock Option Plan, the LiveWorld, Inc. 1999 Director Option Plan and the LiveWorld, Inc. 2007 Stock Plan.
     As a result of the filing by the Company with the Securities and Exchange Commission of a Form 15 on April 11, 2008, the Company is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, therefore, the Registration Statement is hereby withdrawn and all securities registered under the Registration Statement which remain unsold as of the date hereof are hereby removed from registration.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 15, 2008.

LIVEWORLD, INC.
By:	/s/ David Houston
David Houston
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter H. Friedman (Peter H. Friedman)	Director and Chief Executive Officer (Principal Executive Officer)	August 15, 2008

/s/ David Houston (David Houston)	Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2008

/s/ Bill Cleary	Director	August 15, 2008

(Bill Cleary)

/s/ Barry Weinman	Director	August 15, 2008

(Barry Weinman)